Exhibit 4.1

HPS Corporate Capital Solutions Fund

HPS Corporate Capital Solutions Fund

Subscription Agreement

(“Subscription Agreement”) for common shares (“Shares”)

THE SHARES OF THE FUND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATES OR OTHER JURISDICTIONS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION AND QUALIFICATION REQUIREMENTS OF SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH LAWS PURSUANT TO REGISTRATION, QUALIFICATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE OR OTHER SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS, AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

1 | Your Investment

Investment Amount $

Investment Type	☐ Initial Investment	☐ Additional Investment
$10,000 minimum initial investment

Investment Funding Method
☐ Broker / Financial Advisor will make payment on your behalf	☐ By Wire: Please wire funds according to the instructions below. Account No.: [__________] ABA: [__________] Account Name: U.S. SS&C GIDS, LLC FBO HPS Corporate Capital Solutions Fund	☐ By Check: Please attach your check[1] to this agreement payable to: HPS Corporate Capital Solutions Fund Mailing Address: P.O. Box 219980 Kansas City, MO 64105-1407

2 | Form of Ownership

See Appendix A for supplemental document requirements by investor type.

Individual / Joint Accounts

☐   Individual

☐   Joint Tenants with Rights of Survivorship

☐   Tenants in Common

☐   Community Property

☐   Tenants by Entirety

☐   Uniform Gift / Transfer to Minors

State: _______

Brokerage Account Number:

	Retirement Accounts ☐ IRA ☐ Roth IRA ☐ SEP IRA ☐ Rollover IRA ☐ Inherited IRA ☐ Other: Custodian Account Number:	Entity Accounts ☐ Trust ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Limited Liability Corporation ☐ Other: __________________ Brokerage Account Number:

[1]	Only personal, same name checks are accepted.

HPS Corporate Capital Solutions Fund | Subscription Agreement

Custodian Name: Custodian Tax ID: Please print, sign, and scan this page if applicable.

HPS Corporate Capital Solutions Fund | Subscription Agreement

3 | Investor Information

The information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted).

1. Primary Account Holder/Minor (if Uniform Gift / Transfer to Minors Account) / Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen
(A completed applicable Form W-8 is required for subscription)

2. Joint Account Holder / Custodian (if Uniform Gift / Transfer to Minors Account) / Co-Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen
(A completed applicable Form W-8 is required for subscription)

3. Joint Account Holder / Co-Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship if non-U.S. Citizen
(A completed applicable Form W-8 is required for subscription)

Entity Information (only required for entity account types)

Entity Name

Employer Identification Number	Date of Formation (MM/DD/YYYY)

HPS Corporate Capital Solutions Fund | Subscription Agreement

Legal Street Address	City

State	Zip

Mailing Street Address	City

State	Zip

Email Address	Phone Number

Country of Domicile (Form W-8 required for non-U.S.)

Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov)

Exemptions for FATCA Reporting Code (if any)

Please indicate if you are a:

☐  Pension Plan                                     ☐  Profit Sharing Plan                                                          ☐  Not-for-Profit Organization

☐   Grantor Trust for U.S. federal income tax purposes and all of your grantors are U.S. persons for U.S. federal income tax purposes.

☐   Check this box if you are a Not-for-Profit Organization and are established exclusively for religious, charitable, scientific, artistic, cultural, or educational purposes.

ERISA Plan Asset Regulations

Are you or will you be during any time in which you hold any interest in HPS Corporate Capital Solutions Fund a “benefit plan investor”[2] within the meaning of the Plan Asset Regulations[3] or are you or will you use the assets of a “benefit plan investor” to invest or hold any interest in HPS Corporate Capital Solutions Fund?    ☐  Yes  ☐  No

Are you or will you be during any time in which you hold any interest in HPS Corporate Capital Solutions Fund a “controlling person” within the meaning of the Plan Asset Regulations?[4]    ☐  Yes  ☐  No

Investment Company Act of 1940 (“1940 Act”) Regulations

Are you acting on behalf of an entity that: (i) is registered or required to be registered as an “investment company” under the 1940 Act; (ii) has elected to be regulated as a BDC under the 1940 Act; or (iii) either (A) is relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise not permitted to acquire and hold more than 3% of the outstanding voting securities of a BDC?

☐  Yes  ☐  No

[2]

The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employ (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(l) of the U.S. Internal Revenue (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

[3]

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERIS amended from time to time.

[4]

“Controlling Person” includes any person (other than a “benefit plan investor”) that has discretionary authority or control with respect to the assets of HPS Corporate Capital Solutions Fund or that provides investment advice for a fee (direct or indirect) with any affiliate of any such person. An “affiliate” for these purposes includes any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person, and control with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

HPS Corporate Capital Solutions Fund | Subscription Agreement

4 | Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts

Please designate the beneficiary information for your account. If completed, all information is required. Secondary beneficiary information may only include whole percentages and must total 100%. (Not available for Louisiana residents).

First name	MI	Last Name	SSN	Date of Birth	☐ Primary ☐ Secondary ___%

First name	MI	Last Name	SSN	Date of Birth	☐ Primary ☐ Secondary ___%

First name	MI	Last Name	SSN	Date of Birth	☐ Primary ☐ Secondary ___%

First name	MI	Last Name	SSN	Date of Birth	☐ Primary ☐ Secondary ___%

5 | Distribution Instructions

Please read the following section carefully.

YOU WILL BE AUTOMATICALLY ENROLLED IN THE FUND’S DISTRIBUTION REINVESTMENT PLAN UNLESS YOU INDICATE OTHERWISE BY CHECKING THE BOX BELOW.

☐

Please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan, in which case your cash distributions will be deposited in the account through which your Fund interests are held or into the account you designate below. For custodial accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the Custodian.

☐	Direct Deposit to third party financial institution (complete section below)

I authorize HPS Corporate Capital Solutions Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify HPS Corporate Capital Solutions Fund in writing to cancel it. In the event that HPS Corporate Capital Solutions Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution

Mailing Address                                                                                               City

State                             Zip Code

ABA Routing Number

Account Number

☐	Mail a check (to Primary Account Holder mailing address for individual / joint accounts or Entity legal address for entity accounts)

HPS Corporate Capital Solutions Fund | Subscription Agreement

6 | Electronic Delivery Consent (Optional)

Instead of receiving paper copies of the private placement memorandum, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from HPS Corporate Capital Solutions Fund. If you would like to consent to electronic delivery, including pursuant to email, please sign below.

By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

Please print, sign, and scan this page if applicable.

HPS Corporate Capital Solutions Fund | Subscription Agreement

7 | Subscriber Representations and Signatures

A.	For Individual Subscribers: Are you an Accredited Investor?

Please check the box below as it relates to the subscribing person, if applicable.

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A person whose individual net worth, or joint net worth with a spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse), is over $1,000,000. For purposes of this question 7(A), “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth:

(i)	the person’s primary residence shall not be included as an asset,

(ii)

indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and

(iii)

indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.

A person who has an Individual Income in excess of $200,000 in each of the two most recent years, or Joint Income with a spouse (or spousal equivalent) in excess of $300,000 in each of those years, and reasonably expects to reach the same income level in the current year. For purposes of this question 7, “Individual Income” means adjusted gross income, as reported for federal income tax purposes, minus income attributable to a spouse or to property owned by a spouse, increased by the following amounts (except for amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest income (under Section 103 of the Code received); (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code; and “Joint Income” means joint adjusted gross income, as reported for federal income tax purposes, increased by the following: (1) the amount of any tax-exempt interest income (under Section 103 of the Code) received; (2) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (3) any deduction claimed for depletion under Section 611 et seq. of the Code; (4) amounts contributed to an IRA or Keogh retirement plan (as defined in the Code); (5) alimony paid; and (6) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code.

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A person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82).

A “family client” of a “family office” (each as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act), and (A) the family office has assets under management in excess of $5,000,000, was not formed for the specific purpose of acquiring an interest in the person or entity for whose account the Shares are being purchased (the “Subscriber”) or, indirectly, the Shares, and its prospective investment is directed by an individual or entity who has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of subscribing for the Shares, and is able to bear the economic risk of its investment in the Fund for an indefinite period of time, including a complete loss of capital (a “Sophisticated Person”) and (B) your prospective investment is directed by such family office.

If you cannot check any of the boxes above, please contact the Fund.

HPS Corporate Capital Solutions Fund | Subscription Agreement

B.	For Entity Subscribers: Are you an Accredited Investor?

Please check one or more applicable boxes below as it relates to the subscribing entity. If you check box (e), (f), (g) or (k) in this Section 7(B), please proceed and complete Section 7(C).

Entities.

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(a) Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐	(b) Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

☐	(c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person.

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(d) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000. For purposes of this paragraph, please refer to Annexes 1 and 2 to this Investor Questionnaire for the definition of “investments” and for information regarding the “valuation of investments”, respectively.

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(e) Entity (other than a trust) where all equity owners are Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the total number of your equity owners here:

☐	(f) Revocable trust where all of your grantors are Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the total number of your grantors here:

☐	(g) IRA or Keogh plan where the grantor is an Accredited Investor. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the name of your grantor or the IRA owner here:

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(h) Employee Benefit Plan (other than a self-directed plan), with total assets in excess of $5,000,000, that is established and maintained by a state, a political subdivision of a state, or any of their respective agencies, for the benefit of its employees.

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(i) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, whose investment decisions are made by a plan fiduciary which is a bank, insurance company, savings and loan association, or registered investment adviser.

☐	(j) Employee Benefit Plan (other than a self-directed plan), whether or not subject to Title I of ERISA, with total assets in excess of $5,000,000.

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(k) Self-directed plan (e.g., 401(k) plans and profit sharing plans) in which all investment decisions are made solely by, and such investments are made on behalf of, Accredited Investors. If you (the Subscriber) check this box only, also complete question 7(C) and indicate the name of your participants here:

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(l) “Family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.

HPS Corporate Capital Solutions Fund | Subscription Agreement

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(m) “Family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in (l), whose prospective investment is directed by such family office.

☐	(n) Other (please indicate here): __________________________________________

Please refer to the definition of Accredited Investor in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and indicate on the line above on what basis you qualify as an Accredited Investor. If you check this box, additional information may be required.

C.

For Entity Subscribers that checked box (e), (f), (g) or (k) in Section 7(B): Please complete the box below as it relates to each of your equity owners (entities investing through an IRA, Keogh plan, or an entity other than a trust), grantors( entities investing through a revocable trust) or participants( entities investing through a self-directed plan (e.g., 401(k) plans and profit sharing plan), as applicable. Additional pages can be supplied. Each equity owner, grantor, or participant must also sign this Subscription Agreement on the Signature Page. Supporting documentation for such entity needs to be returned with this Subscription Agreement.

(i)	For equity owners, grantors or participants that are entities:

Equity owner, grantor or participant Name. Write out entity names in boxes 1 and 2, then check off the appropriate boxes below.	Name 1	Name 2

(a)   Partnership, corporation, limited liability company or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(b) Code Section 501(c)(3) organization, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

(c) Trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investments are being directed by a Sophisticated Person.

(d) Entity, not formed for the specific purpose of acquiring the Shares, owning Investments in excess of $5,000,000.

(e) Entity (other than a trust) where all equity owners are Accredited Investors.

(f) Revocable trust where all of your grantors are Accredited Investors.

(g)   “Family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose prospective investment is directed by a Sophisticated Person.

(h)   “Family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements in (g), whose prospective investment is directed by such family office.

HPS Corporate Capital Solutions Fund | Subscription Agreement

None of the above. If you check this box, please contact the Fund.

(ii) For equity owners, grantors or participants that are individuals:

Equity owner, grantor or participant Name: Write out individual names in boxes 1 and/or 2, then check off the appropriate boxes below.	Name 1	Name 2

Equity owner, grantor or participant Date of Birth:	DOB	DOB

Equity owner, grantor or participant Social Security Number:	SSN	SSN

(a)   A person whose individual net worth, or joint net worth with a spouse, is over $1,000,000. For purposes of this question 7(C), “net worth” means a person’s assets minus liabilities, provided that for purposes of calculating net worth (a) the person’s primary residence shall not be included as an asset, (b) indebtedness secured by the primary residence, up to the fair market value of the primary residence as of the date on which a Share is purchased, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date on which a Share is purchased exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by the person’s primary residence in excess of the fair market value of the primary residence as of the date on which a Share is purchased shall be included as a liability.

(b)   A person with Individual Income in excess of $200,000 in each of the two most recent years or Joint Income with their spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

(c)   A person holding in good standing one or more of the following professional certifications administered by FINRA: Licensed General Securities Representative (Series 7), Licensed Adviser Representative (Series 65) and/or Licensed Private Securities Offerings Representative (Series 82).

(d)   A “family client” of a “family office” (each as defined in Rule 202(a)(11)(G)- 1 under the Investment Advisers Act), and (A) the family office has assets under management in excess of $5,000,000, was not formed for the specific purpose of acquiring an interest in the Subscriber or, indirectly, the Shares, and its prospective investment is directed by a Sophisticated Person and (B) your prospective investment is directed by such family office.

None of the above. If you check this box for any equity owner/grantor/participant other than a spouse, please contact the Fund.

HPS Corporate Capital Solutions Fund | Subscription Agreement

D. Disqualifying Events

Please indicate below whether any of the following (which are Disqualifying Events as provided in Rule 506(d) under the Securities Act) have occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund. Check all that apply.

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(i) a conviction, within the past ten years, of any felony or misdemeanor: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(ii) being subject to any order, judgment or decree of any court of competent jurisdiction, entered within the past five years, that, as of the date hereof, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice: (A) in connection with the purchase or sale of any security; (B) involving the making of any false filing with the Commission; or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(iii) being subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that: (A) as of the date hereof, bars the person from: (1) association with an entity regulated by such commission, authority, agency, or officer; (2) engaging in the business of securities, insurance or banking; or (3) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the past ten years;

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(iv) being subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Exchange Act (15 U.S.C. 78o(b) or 78o-4(c)) or section 203(e) or (f) of the Investment Advisers Act (15 U.S.C. 80b-3(e) or (f)) that, as of the date hereof:

(A) suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser; (B) places limitations on the activities, functions or operations of such person; or (C) bars such person from being associated with any entity or from participating in the offering of any penny stock;

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(v) being subject to any order of the Commission entered within the past five years that, as of the date hereof, orders the person to cease and desist from committing or causing a violation or future violation of: (A) any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act (15 U.S.C. 77q(a)(1)), section 10(b) of the Exchange Act (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Exchange Act (15 U.S.C. 78o(c)(1)) and section 206(1) of the Investment Advisers Act (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or (B) section 5 of the Securities Act (15 U.S.C. 77e);

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(vi) being suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

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(vii) having filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within the past five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date hereof, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

HPS Corporate Capital Solutions Fund | Subscription Agreement

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(viii) being subject to a United States Postal Service false representation order entered within the past five years, or is, as of the date hereof, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

☐	None of the above has occurred with respect to you or any person that directly or indirectly will have voting or dispositive power over your interest in the Fund.

If you check any of (i) – (viii) above, please provide the dates and the summary of each Disqualifying Event in the space below. You may be required to provide additional information.

E.	Third-Party Beneficiaries

Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Subscriber)? (By way of example, and not limitation, “nominee” Subscribers or Subscribers who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check “Yes”.)

☐  Yes                ☐  No

F.	BHC Investors

“BHC Investor” is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly, in business in the United States and which in any case holds Shares for its own account.

Please indicate whether you are a BHC Investor

☐  Yes                ☐  No

Affiliation with HPS Investment Partners, LLC (“HPS”)

Do any of the following apply to the Subscriber: (i) the Subscriber controls, or is controlled by or under common control with, the Fund or HPS, (ii) the Subscriber is an employee or officer of the Fund or HPS, (iii) the Subscriber is a member of the immediate family of any of the foregoing or (iv) the Subscriber is a trust or other entity established for the benefit of any of the foregoing?

☐  Yes                ☐  No

HPS Corporate Capital Solutions Fund | Subscription Agreement

If you are an employee, affiliate, or director of HPS or any affiliate of HPS, or a spouse, a minor child, or a child residing in the same residence as such an employee or director, please check the appropriate box below (required):

☐ HPS Employee                ☐ HPS Affiliate                ☐ HPS Corporate Capital Solutions Fund Officer or Director

☐ Immediate Family Member5 of HPS Corporate Capital Solutions Fund Officer or Director ☐ Not Applicable

[5]	Immediate family member means a spouse, a minor child, or a child residing in the same residence as an employee or director of HPS or any affiliate of HPS.

HPS Corporate Capital Solutions Fund | Subscription Agreement

8 | Subscriber Signatures

The Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

The Fund has filed a registration statement on Form 10 (the “Registration Statement”) for the registration of its Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registration Statement is not the offering document pursuant to which the Fund is conducting this offering of securities. Accordingly, the Subscriber should rely exclusively on information contained in the private placement memorandum of the Fund (the “Memorandum”), together with reports the Fund may file under the Exchange Act from time to time, in making its investment decisions. The Fund expects to enter into separate Subscription Agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with other investors (the “Other Investors”) providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

In order to induce HPS Advisors, LLC to accept this subscription, I (we) hereby represent and warrant to you as follows:

Please Note: All Items in this Section 8 must be read and initialed.

	Primary Investor	Co-Investor	Co-Investor
1. I (we) have received the Memorandum (as amended or supplemented) for HPS Capital Solutions Fund at least five business days prior to the date hereof.	☐	☐	☐

2. I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.	☐	☐	☐

3.  I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	☐	☐	☐

4. I acknowledge that the Fund may enter into transactions with HPS affiliates that involve conflicts of interest as described in the Memorandum.	☐	☐	☐

HPS Corporate Capital Solutions Fund | Subscription Agreement

Primary Investor	Co-Investor	Co-Investor

5.  I acknowledge that subscriptions must be submitted at least five business days prior to first day of each month or quarter (based on the subscription frequency of the Fund in effect as of the date of my subscription) and my investment will be executed as of the first day of the applicable month or quarter at the net asset value (“NAV”) per share as of the preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month or quarter, as applicable, will generally be made available within 20 business days of the last day of each month or quarter, as applicable.

☐	☐	☐

6.  I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month or quarter, as applicable. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent at 844-700-1479 or through my financial intermediary.

☐	☐	☐

7.  I understand that the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and I agree that any Shares acquired by me may not be transferred in any manner that would require the Fund to register the Shares under the Securities Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. I warrant and represent that I was offered the Shares through private negotiations, not through any general solicitation or general advertising.

☐	☐	☐

If you do not have another broker-dealer or financial intermediary introducing you to HPS Corporate Capital Solutions Fund, then HPS Securities LLC may be deemed to be acting as your broker-dealer of record in connection with any investment in HPS Corporate Capital Solutions Fund. For important information in this respect, see Section 9 below.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Fund. I acknowledge that the broker-dealer/financial advisor (broker-dealer/financial advisor of record) indicated in Section 9 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of Shares I own, tax information (including the Form 1099) and redemption information. Subscribers may change the broker-dealer/financial advisor of record at any time by contacting their financial professional or representative.

HPS Corporate Capital Solutions Fund | Subscription Agreement

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for US investors only):

Under penalties of perjury, I certify that:

The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

I am a US citizen or other US person (including a resident alien) (defined in IRS Form W-9 instructions); and

The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Each Account Holder / Trustee / Authorized Signatory must sign below. Please print, sign, and scan this page if applicable.

(Custodians must sign in Section 2 on a custodial account)

HPS Corporate Capital Solutions Fund | Subscription Agreement

9 | Broker / Financial Advisor Information and Signature

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by HPS Corporate Capital Solutions Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 9 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current private placement memorandum and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the private placement memorandum and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the private placement memorandum. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 9 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investors) identified on this document

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to HPS Corporate Capital Solutions Fund, then HPS Securities, LLC (the “Managing Dealer”) may be deemed to act as your broker of record in connection with any investment in HPS Corporate Capital Solutions Fund. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

HPS Corporate Capital Solutions Fund | Subscription Agreement

Please print, sign, and scan this page if applicable.

HPS Corporate Capital Solutions Fund | Subscription Agreement

10 | Broker / Other Important Information

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of HPS Corporate Capital Solutions Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Sections 7 and 8 above, they are asked to promptly notify HPS Corporate Capital Solutions Fund and the Broker in writing. The Broker may notify HPS Corporate Capital Solutions Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Sections 7 and 8 above, and HPS Corporate Capital Solutions Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the Private Placement Memorandum. Subscribers are encouraged to read the Private Placement Memorandum in its entirety for a complete explanation of an investment in the shares of HPS Corporate Capital Solutions Fund.

To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first calendar day of the month or quarter, as applicable (unless waived). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase.

The Company and the Managing Dealer will direct any dealers to, upon receipt of any and all checks, drafts, and money orders received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to SS&C GIDS, LLC (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and checks are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received.

Return the completed Subscription Agreement to:

Regular Mail:	HPS Corporate Capital Solutions
PO Box 219980
Kansas City, MO 64121-7146
Overnight
Delivery:	HPS Corporate Capital Solutions
430 W 7th Street Suite 219980
Kansas City, MO 64105-1407

Appendix A | Broker / Supporting Document Requirements

Please provide the following supporting documentation based on your account type.

Individual Joint (including JTWROS, Tenants in Common, Community Property)	If a non-U.S. person, Form W-8BEN For each non-U.S. Person account holder, Form W-8BEN

IRA (including ROTH, SEP, Rollover, Inherited)	None

Trust	Certificate of Trust or Declaration of Trust Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

HPS Corporate Capital Solutions Fund | Subscription Agreement

Corporation (including C Corp., S Corp., LLC)	Formation documents Articles of incorporation Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Partnership	Formation documents Authorized signatory list Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Annex 1

ANNEX 1

DEFINITION OF “INVESTMENTS”

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor that owns such securities, unless the issuer of such securities is:

(i) An investment company or a company that would be an investment company but for the exclusions or exemptions provided by the 1940 Act, or a commodity pool; or

(ii) A Public Company (as defined below); or

(iii) A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements; provided, that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires the Interests;

(2)	Real estate held for investment purposes;

(3)	Commodity Interests (as defined below) held for investment purposes;

(4)	Physical Commodities (as defined below) held for investment purposes;

(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)

In the case of an Investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the 1940 Act, or a commodity pool, any amounts payable to such Investor pursuant to a firm agreement or similar binding commitment pursuant to which a Person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor; and

(7)	Cash and cash equivalents (including foreign currencies) held for investment purposes.

Real estate that is used by the owner or a Related Person (as defined below) of the owner for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such owner or a Related Person of the owner, will NOT be considered real estate held for investment purposes; provided, that real estate owned by an Investor that is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by Section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the Investor that is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	Any contract market designated for trading such transactions under the U.S. Commodity Exchange Act, as amended, and the rules thereunder; or

(ii)	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the U.S. Commodity Exchange Act, as amended.

“Public Company” means a company that:

(i) files reports pursuant to Section 13 or 15(d) of the 1934 Act; or

(ii) has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Financial Contract” means any arrangement that:

(i) takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii) is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii) is entered into in response to a request from a counter-party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Related Person” means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor; provided, that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner. “Family Company” means a company, partnership or trust that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

For purposes of determining the amount of investments owned by a company, there may be included investments owned by majority-owned subsidiaries of the company and investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Partnership are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex 2 incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

Annex 2

ANNEX 2

VALUATION OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether a Person is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by such Person shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisions:

(1) In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2) In each case, there shall be deducted from the amount of investments owned by such person the following amounts:

(a) The amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the investments owned by such person.

(b) A Family Company, in addition to the amounts specified in paragraph (a) above, shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments.